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                                                                     EXHIBIT 3.5

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 COSMOFLEX, INC.

            FIRST The name of the corporation is: Cosmoflex, Inc.

            SECOND The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

            THIRD The nature of the business, or objects or purposes to be conducted, transacted, promoted or carried on by the Corporation are:

            (a) To manufacture, purchase or otherwise acquire, assemble, invest in, own, mortgage, sell, assign, transfer, trade, lease or otherwise dispose of or deal in or with any and all kinds of hose and related products, equipment, machines, instruments, parts, products, by-products, metals, accessories and goods, wares and merchandise and personal property of every class and description.

            (b) To transfer, trade, export or otherwise dispose of, use, deal generally in and turn to account, either at wholesale or retail, and as principal, agent, broker, factor or otherwise, any and all substances, articles, things and products and to engage in any and every manufacturing, mercantile, or merchandising business of any kind or character whatsoever, in any and all parts of the world.

            (c) To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

            In addition to the powers and privileges conferred upon the Corporation by law, the Corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business, objects or purposes of the Corporation.

            FOURTH The total number of shares of stock which the corporation shall have authority to issue is Two Thousand (2,000) shares, having no par value.

            Stockholders of the Corporation shall have full pre-emptive rights.

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            FIFTH The minimum amount of capital with which the Corporation will commence business is Five Hundred Dollars ($500.00).

            SIXTH The name and mailing address of the incorporator is as follows:

       NAME:              MAILING ADDRESS
       ----               ---------------
Morris A. Mondschein       99 Park Avenue
                       New York, New York 10016

            SEVENTH The Corporation is to have perpetual existence.

            EIGHTH The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

            NINTH The number of directors of the Corporation shall be as specified in the bylaws, and such number may from time to time be increased or decreased in such manner as may be prescribed in the bylaws; provided, however, that the number of directors of the Corporation shall not in any event be less than three (3).

            Election of directors need not be by ballot unless the bylaws of the Corporation shall so provide.

            Each stockholder may cumulatively vote his shares for the election of directors, with the effect that, at all elections of directors of the Corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and that he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

            TENTH The original bylaws of the Corporation shall be adopted by the initial board of directors of the Corporation. Thereafter, the bylaws of the Corporation may from time to time be altered, amended, or repealed, or new bylaws may be adopted, only by the affirmative vote of the holders of all the outstanding shares of stock of the Corporation or the unanimous written consent of the stockholders.

            ELEVENTH The Corporation may agree to the terms and conditions upon which any director, officer, employee or agent accepts his office or position and in its bylaws or otherwise may agree to indemnify and protect any director, officer, employee or agent to the extent permitted by the law of Delaware.

            TWELFTH Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this

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Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

            THIRTEENTH Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation.

            FOURTEENTH The Corporation reserves the right to amend, alter, change to repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that no amendment to, or alteration, change or repeal of, any provision contained in this Certificate of Incorporation shall be effective unless adopted by the affirmative vote of the holders of all the outstanding shares of stock of the Corporation or the unanimous written consent of the stockholders.

            The undersigned, Morris A. Mondschein, for the purpose of forming a corporation under the General Corporation Law of the State of Delaware, does hereby make this certificate, and does hereby declare and certify that this is his act and deed and the facts herein stated are true, and accordingly has executed this certificate this 29th day of May, 1973.

                                         /s/ Morris A. Mondschein
                                         ---------------------------------
                                         Morris A. Mondschein, Incorporator

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State of New York       )
                        ) SS.:
County of New York      )

            BE IT REMEMBERED that on this 29 day of May, 1973, personally came before me, a Notary Public for the State of New York, the person who executed the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged the said certificate to be his act and deed and that the facts stated therein are true.

            GIVEN under my hand and seal of office the day and year aforesaid.

                                     /s/ Howard Einbinder
                                     -----------------------------
                                     Notary Public

        (Notarial Seal)                  HOWARD EINBINDER
                                   Notary Public, State of New York
                                         No. 24-6163275
                                      Qualified in Kings County
                                  Certificate filed in New York County
                                  Commission Expires March 30, 1974

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